Exhibit 1.2

BRAEMAR HOTELS & RESORTS INC.

FORM OF AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

October 31, 2018

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Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated December 11, 2017 (the “Agreement”), among Braemar Hotels & Resorts Inc. (f/k/a Ashford Hospitality Prime, Inc.), a Maryland corporation (the “Company”), Braemar Hospitality Limited Partnership (f/k/a Ashford Hospitality Prime Limited Partnership), a Delaware limited partnership (the “Operating Partnership”), Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”) and [             ] (the “Agent”), pursuant to which the Company agreed to sell through the Agent, acting as agent and/or principal, shares of the Company’s common stock, par value $0.01 per share.  All capitalized terms used in this Amendment No. 1 to the Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.  The Company, the Operating Partnership, the Advisor and the Agent agree as follows:

A.                                    Amendments to Agreement.  Effective as of the date hereof, the Agreement is hereby amended as follows:

1.              The first sentence of the second paragraph under Section 1 of the Agreement is hereby deleted and replaced with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3 (File No. 333-223799), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”

2.              The second sentence of Section 5(a)(44) is hereby deleted and replaced with the following:

“The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus.”

3.              Section 5(a)(52) is hereby deleted and replaced with the following:

“(52)  Authorization of Advisory Agreement.  The Fifth Amended and Restated Advisory Agreement, dated April 23, 2018, by and among the Company, the Operating Partnership, the Advisor, Braemar TRS Corporation and Ashford Inc. (as amended, the “Advisory

Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.”

4.              Section 5(b)(8) is hereby deleted and replaced with the following:

“(8)  Securities Act Compliance.  The Advisor has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus.”(1)

5.              Sections 7(p) and 9(a) of the Agreement are hereby amended by deleting the words “Andrews Kurth Kenyon LLP” and replacing them with “Cadwalader, Wickersham & Taft LLP.”

6.              Sections 7(q) and 9(b) of the Agreement are hereby amended by deleting the words “Andrews Kurth Kenyon LLP” and replacing them with “Locke Lord LLP.”

7.              Section 13 of the Agreement is amended by deleting the words “Andrews Kurth Kenyon LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attn: Brooks Antweil (facsimile (713) 220-4285)” and replacing them with “Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attn: Gregory P. Patti Jr. (facsimile (212) 504-6666).”

8.              The first sentence of the Form of Placement Notice attached as Exhibit A to the Agreement shall be amended to add “, as amended on October 31, 2018” immediately before “(the “Agreement”)” and all references therein to the words “Ashford Hospitality Prime, Inc.” and “Ashford Hospitality Prime Limited Partnership” are hereby deleted and replaced with “Braemar Hotels & Resorts Inc. (f/k/a Ashford Hospitality Prime, Inc.)” and “Braemar Hospitality Limited Partnership (f/k/a Ashford Hospitality Prime Limited Partnership)”, respectively.

9.              Exhibit D to the Agreement is hereby deleted and replaced by Exhibit D attached to this Amendment.

10.       Exhibit E to the Agreement is hereby deleted and replaced by Exhibit E attached to this Amendment.

B.                                    New Registration Statement Covered by the Agreement.  The parties to this Amendment agree that from and after the initial filing of a Prospectus Supplement to the base prospectus included as part of the registration statement on Form S-3 (File No. 333-223799), initially filed with the Commission by the Company on March 9, 2018, all references to “Registration Statement” included in the Agreement shall be deemed to include such registration statement on Form S-3 (File No. 333-223799), including a base prospectus, relating to, among other securities of the Company, the Common Stock, including the Securities to be issued from time to time by the Company, and the documents that the Company has filed or will file in accordance with the provisions of the Exchange Act that are or will be incorporated by reference in such registration statement, and all references to “base prospectus” included in the Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such registration statement.  For the avoidance of

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confusion, all references to “Registration Statement” included in the Agreement relating to the offer and sale of any Securities or such other relevant action that occurred prior to the filing with the Commission of the registration statement on Form S-3 (File No. 333-223799) shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-200718), including a base prospectus, relating to, among other securities of the Company, the Common Stock, including the Securities, including all documents incorporated by reference therein.

C.                                    Prospectus Supplement. The Company shall file the Prospectus Supplement reflecting this Amendment with the Commission pursuant to Rule 424(b) under the Securities Act within two business days of the date hereof.

D.                                    No Other Amendments. Upon execution of this Amendment, the Agreement shall be, and be deemed to be, modified and amended in accordance herewith. Except as specifically amended by this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect.

E.                                     Miscellaneous. The provisions of Sections 14, 16,17 and 19 of the Agreement are each hereby incorporated by reference herein and shall apply to this Amendment mutatis mutandis.

[Signature pages follow.]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agent, the Company, the Operating Partnership and the Advisor in accordance with its terms.

Very truly yours,

BRAEMAR HOTELS & RESORTS INC.

By:
Name:
Title:

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP

By:	Braemar OP General Partner LLC,
its sole general partner

By:	Braemar Hotels & Resorts Inc.,
its sole managing member

By:
Name:
Title:

ASHFORD HOSPITALITY ADVISORS LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

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By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Exhibit D